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                                                                    EXHIBIT 4.83

                                                                  CONFORMED COPY

                                   PUBLIC DEED

                           Before me the notary public

              Carole Fontannaz, in Zug/Switzerland, Baarerstrasse 8

                                    appeared

                               on this 14 May 2003

Dr. Marc Nater, Attorney-at-Law, c/o WENGER PLATTNER, Goldbach-Center, Seestrasse 39, CH-8700 Kusnacht ZH, not acting on his own name, but on the basis of a power of attorney presented to the notary public, on behalf of

MARCONI COMMUNICATIONS B.V., Hoogoorddreef 9, 1101 BA, NL-Amsterdam-Zuidoost,

                                                     (hereinafter the "PLEDGOR")

                                       and

Micha Blattmann, Attorney-at-Law, Bar & Karrer, Baarerstrasse 8, CH-6301 Zug, not acting on his own name, but on the basis of a substitution power of attorney and on the basis of a power of attorney presented to the notary public, on behalf of

THE LAW DEBENTURE TRUST CORPORATION P.L.C., Fifth Floor, 100 Wood Street, London EC2V 7EX, United Kingdom

                                            (hereinafter the "SECURITY TRUSTEE")

The persons appearing, acting as described above, declared with the request for notarisation:

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                                   PUBLIC DEED

                             SHARE PLEDGE AGREEMENT

                                     between

MARCONI COMMUNICATIONS B.V.,

a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands, having its seat at Gouda, The Netherlands and its registered office at Hoogoorddreef 9, 1101 BA, Amsterdam-Zuidoost, The Netherlands, registered with the Chamber of Commerce in the Netherlands under number 29.04.66.60

                                                                 (the "PLEDGOR")

                                       and

THE LAW DEBENTURE TRUST CORPORATION P.L.C.
Fifth Floor
100 Wood Street
London EC2V 7EX

                                                        (the "SECURITY TRUSTEE")

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WHEREAS

A. The Pledgor is the legal and beneficial owner of the entire share capital of Marconi Communications GmbH ("MC GMBH"), which consists of one share with a nominal value of CHF 100,000 ("Stammeinlage") (the "SHARE");

B. The parties execute this agreement (this "AGREEMENT") in order to give the Secured Creditors security for the Secured Obligations.

NOW, THEREFORE, in consideration of the mutual convenants herein contained, the Parties hereto agree as follows:

1.       INTERPRETATION

         In this Agreement the following terms have the following meanings:

         "AGREEMENT" has the meaning given to it in the Preamble.

         "CONTINUING" in relation to an Enforcement Event, shall be construed as a reference to an acceleration of any Secured Obligation (other than Secured Obligations arising under the New Bonding Facility Agreement) where such acceleration has not been rescinded in writing or a declaration that the Secured Obligations (other than Secured Obligations arising under the New Bonding Facility Agreement) are prematurely due and payable (other than solely as a result of it becoming unlawful for a Secured Creditor to perform its obligations under the Relevant Documents) where such declaration has not been revoked in writing or any failure by an Obligor to pay any principal amount in respect of any Secured Obligations (other than Secured Obligations arising under the New Bonding Facility Agreement) whether on maturity or otherwise which has not been remedied or waived in writing. For the purposes of this definition of "continuing", the definition of "Secured Obligations" shall have the same meaning as in the Intercreditor Deed.

         "DUTCH GUARANTEES" means the following guarantees issued by, amongst others, the Pledgor: (i) the senior note guarantee dated on or about the date hereof issued in accordance with the provisions of the Senior
         Note Indenture, (ii) the junior note guarantee dated on or about the date hereof issued in accordance with the provisions of the Junior Note Indenture and (iii) the composite guarantee issued in connection with, inter alia, the provisions of the New Bonding Facility Agreement;

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         all these guarantees are subject to the guarantee limitation set out in clause 5 of Schedule 9 (Dutch Guarantee Limitation) of the
         Intercreditor Deed.

         "INTERCREDITOR DEED" means the security trust and intercreditor deed to be dated on or about 19 May 2003 and made between, amongst others, Marconi Corporation plc as Issuer, The Law Debenture Trust Corporation p.l.c. as Security Trustee, Law Debenture Trust Company of New York as Senior Note Trustee, JPMorgan Chase Bank as Junior Note Trustee, HSBC Bank plc as New Bonding Facility Agent and The Bank of New York as Depository, Paying Agent and Registrar.

         "RELEVANT DOCUMENTS" shall have the meaning given to it in the Intercreditor Deed, and, for the avoidance of any doubt, reference to any Relevant Documents shall be to such documents as the same may be or have been from time to time varied, amended, modified or supplemented (however fundamentally).

         "SECURED OBLIGATIONS" means all obligations at any time owing or incurred by the Pledgor to any Secured Creditor under any of the Relevant Documents, both actual and contingent and whether incurred solely or jointly or in any other capacity together with any of the following matters relating to or arising in respect of those liabilities and obligations:

         (a)      any refinancing, novation, deferral or extension;

         (b) any obligation relating to any increase in the amount of such obligations;

         (c)      any claim for damages or restitution; and

         (d) any claim as a result of any recovery by an Obligor of a payment or discharge, or non-allowability, on the grounds of preference,

         and any amounts that would be included in any of the above but for any discharge, non-provability or unenforceability of those amounts in any insolvency or other proceedings (including interest accruing after the commencement of any insolvency or other proceedings); all the above obligations are, for the avoidance of doubt, subject to the limitation set forth in clause 5 of Schedule 9 (Dutch Guarantee Limitation) of the Intercreditor Deed.

         "SHARE" has the meaning given to it in the Preamble.

         "MC GMBH" has the meaning given to it in the Preamble.

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         Unless defined herein, defined terms shall bear the same meanings as in the Intercreditor Deed.

2.       PLEDGE

2.1. As security for the Secured Obligations, the Pledgor hereby pledges to the Security Trustee acting for the benefit of itself and for the benefit of the other Secured Creditors:

         (a) the Share and all ancillary rights and claims pertaining thereto, including claims for dividends, other benefits or profit distributions, capital repayments, pre-emptive rights, as well as the claims for liquidation proceeds; and

         (b) all additional shares in MC GmbH from time to time acquired by the Pledgor in any manner (including by way of capital increases) and all aforesaid claims relating thereto (hereinafter included when referring to the "Share").

2.2. Within 10 (ten) Business Days of the Issue Date, the Pledgor shall deliver to the Security Trustee the following documents:

         (a) a certified true copy of the resolution of MC GmbH's partners' meeting acknowledging the pledging of the Share in favour of the Security Trustee; and

         (b) a certified true copy of MC GmbH's share register evidencing the existence of the pledge in favour of the Security Trustee.

3.       REPRESENTATIONS

         The Pledgor represents and warrants to the Security Trustee that:

3.1. it is the sole legal and beneficial owner of the Share free from any Security except as created by this Agreement; and

3.2.     the Share is fully paid up.

4.       UNDERTAKINGS

4.1. The Pledgor undertakes to the Security Trustee to the extent not already effectuated by virtue of Clause 2.1(b) hereof, to pledge hereunder, within 10 (ten) Business Days of its acquisition thereof, any and all additional shares of stock or other securities of MC GmbH.

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4.2.     The Pledgor undertakes to the Security Trustee that at any time and from time to time, at its own expense, it will promptly take all action or execute all such documents (including assignments, transfers, charges, notices and instructions) that the Security Trustee may request, in order to perfect the security interest granted or purported to be granted hereby or for the exercise of all rights, powers and remedies of the Security Trustee provided by or pursuant to this Agreement or by law and/or to facilitate the realisation of the Share.

4.3. If so requested by the Security Trustee the Pledgor shall take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection or maintenance of any security conferred or intended to be conferred on the Security Trustee by or pursuant to this Agreement.

4.4. The Pledgor shall, except as not expressly prohibited under the terms of the Indentures, not:

         (a) create or permit to arise any mortgage, charge, lien or other security interest on the Share or any interest in or part of the Share; or

         (b) sell or attempt to sell or otherwise dispose of the Share or any interest in or part of the Share.

5.       DURATION AND RELEASE

5.1. Unless the pledge ceases to exist by operation of law, the pledge created hereunder and this Agreement shall remain in full force and effect until the date on which the Security Trustee releases the pledge hereunder. The Security Trustee shall, at the cost of the Pledgor, release and cancel the security constituted by this Agreement and procure the reassignment to the Pledgor of the property and assets assigned to the Security Trustee pursuant to this Agreement in accordance with the terms and subject to the conditions and circumstances set out in the Intercreditor Deed and without recourse to, or any representation or warranty by, the Security Trustee or any of its nominees.

5.2. This security is in addition to any existing or future collateral, guarantee or other security held by the Security Trustee or any of the Secured Creditors.

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5.3.     The Pledge created hereunder shall only be released by operation of law or in accordance with the terms and subject to the conditions and circumstances set out in the Intercreditor Deed.

6.       VOTING RIGHTS

6.1. The Pledgor shall be entitled to exercise any and all membership rights pertaining to the Share, including, without limitation, the right to vote in the general meeting of MC GmbH provided, however, that the Pledgor shall not exercise or refrain from exercising any such right if such action would constitute a Default or Event of Default ( in each case as such term is defined in the Indentures).

6.2. Upon the occurrence of an Enforcement Event which is continuing, the Pledgor shall exercise the membership rights conferred by the Share, including, without limitation, the right to vote in the general meeting of MC GmbH in accordance with the instructions received from the Security Trustee. The Pledgor shall forthwith inform the Security Trustee about the exercise of the membership rights.

7.       DIVIDENDS

7.1. Subject at all times to the restrictions set forth in the Indentures, any payment of dividends or other payments by MC GmbH relating to the Share and claims pledged under this Agreement shall be made to the Pledgor, provided no Enforcement Event which is continuing has occurred.

7.2. Upon the occurrence of an Enforcement Event which is continuing, any payment of dividends or other payments by MC GmbH relating to the Share and claims pledged under this Agreement shall be made to the Security Trustee and applied by the same in satisfaction of the Secured Obligations as provided under, and subject to the terms of, the Intercreditor Deed.

7.3. Similarly, upon occurrence of an Enforcement Event and at any time thereafter whilst such Enforcement Event is continuing, any and all:

         (a) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, the Share;

         (b) dividends and other distributions paid or payable in cash in respect of the Share in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus; and

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         (c)      cash paid, payable or otherwise distributed in respect of
                  principal (nominal value/stated capital) of, or in redemption of, or in exchange for, the Share,

         shall be exclusively made and/or paid to the Security Trustee and applied in satisfaction of the Secured Obligations as provided under, and subject to the terms of, the Intercreditor Deed.

8.       ENFORCEMENT

8.1. At any time after the occurrence of an Enforcement Event and the Security Trustee (acting on instructions received pursuant to the terms of the Intercreditor Deed) giving notice to the Issuer thereof, the pledge created hereunder shall become immediately enforceable and the Security Trustee:

         (a) shall be entitled (but not bound) to dispose of the Share by way of private sale ("Selbstverkaufsrecht"), without having to initiate proceedings under the applicable statutory laws; and

         (b) shall be at liberty, notwithstanding the foregoing and the provisions of Art. 41 of the Swiss Federal Law on the Recovery of Debts and Bankruptcy or any other applicable law, to institute and pursue the ordinary procedure for recovery of debt without having first to dispose of the Share or to institute statutory proceedings for the realization thereof, provided always that any proceeds likewise realized shall be applied as set out in the Intercreditor Deed.

8.2. With a view to the Security Trustee exercising its right pursuant to Clause 8.1, the Pledgor hereby assigns and transfers the Share, with all rights and obligations thereto pertaining, to such third party as the Security Trustee may designate, subject to the condition that this assignment and transfer shall become effective automatically when and if the Pledgor receives a notarised statement of the third party acquiror of its express acceptance of this assignment and transfer, accompanied by a notarised statement of the Security Trustee confirming:

         (a)      the occurrence of an Enforcement Event;

         (b) that the Security Trustee is entitled and has decided to enforce the pledge granted pursuant to this Agreement by way of private sale;

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         (c)      the purchase price which will be paid by the third party
                  acquiror for the Share; and

         (d) that the third party acquiror having delivered the aforementioned notarised statement of acceptance is the party to which the Security Trustee has sold the Share pursuant to Clause 8.1 hereof.

8.3. Receipt of the aforesaid statements shall be reconfirmed by the Pledgor and shall be deemed validly effected with the elapse of 20 (twenty) Business Days from the time the statement as per Clause 8.2 has been delivered to the Pledgor together with the statement of the acquirer, by registered mail for express/special delivery and addressed to the Pledgor at the address as per Clause 11.8 hereof.

8.4. The purchase price paid for any Share disposed of in accordance with Clause 8.1(a) shall correspond to the price payable by the third party acquiror to the Security Trustee and be paid to the Security Trustee. Payment of the purchase price shall be made separately and without the present and future notarization procedures wherefore nothing else is to be stated in this or in the future deeds in that respect, and the Notary Public is being relieved accordingly. The Pledgor, being the sole owner and holder of the Share, hereby expressly declares its approval of the aforesaid assignment and transfer (and this approval shall constitute the consent to the transfer in accordance with article 5 ("Ubertragung") of the articles of association of MC GmbH. The Pledgor further declares that, with the receipt of the documents as per paragraph 8.3, the respective third party acquiror will hold the Share in MC GmbH held by the Pledgor prior to the effectiveness of this assignment and transfer and that such acquiror shall be entered in the competent commercial register (at present, the Commercial Register of the Canton of Zurich) as owner of such Share upon notification by the management of MC GmbH.

9.       EXPENSES AND COSTS

9.1. The Pledgor shall, from time to time and promptly on demand by the Security Trustee, reimburse to the Security Trustee all costs and expenses (including legal fees) on a full indemnity basis together with any applicable VAT incurred by the Security Trustee and any Delegate (provided that in relation to paragraph 9.1.1 of this clause 9, such costs and expenses must be properly incurred) in connection with:

9.1.1. The execution, release and discharge of this Agreement and the Security created or intended to be created in respect of the Share and perfection of the Security

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         contemplated in this Agreement or in any such documents or forming part of the Security created or intended to be created in respect of the Share;

9.1.2. The actual or contemplated exercise, preservation and/or enforcement of any of the rights, powers and remedies of, or the performance of the duties and obligations of, the Security Trustee or any Delegate, or any amendment or waiver in respect of this Agreement;

9.1.3.   The foreclosure of the Share or any part of it; and

9.1.4. The preservation and/or enforcement of the Security created or intended to be created in respect of the Share,

         which shall carry interest from the date of such demand until so reimbursed at the rate and on the basis as mentioned in Clause 18.4 (Interest on Demands) of the Intercreditor Deed.

10.      TAXES

         The Pledgor shall pay, promptly on demand of the Security Trustee all stamp, registration, notarial and other similar Taxes or fees paid or payable by the Security Trustee in connection with any action taken or contemplated by or on behalf of the Security Trustee for perfecting, enforcing, releasing, cancelling, reassigning or resolving any doubt concerning, or for any other purpose in relation to this Agreement, any amendment thereto, any transfer and/or assignment of the rights and/or obligations under the same or the Security created or intended to be created in respect of the Share and shall, from time to time, indemnify the Security Trustee promptly on demand against any liabilities, costs, claims and expenses resulting from any failure to pay by the Pledgor or any delay by any Pledgor in paying any such Taxes or fees.

11.      MISCELLANEOUS

11.1. During the continuation of this Agreement, the Security Trustee will at no time declare itself to be the beneficial owner of the Share or any additional pledged shares and the Security Trustee may disclose and deliver a copy of the present Agreement to any tax or other authority, if asked to do so.

11.2. The Security Trustee may assign or transfer all or any of its rights and obligations under this Agreement in accordance with the Intercreditor Deed. The Security Trustee shall be entitled to disclose such information concerning the Pledgor and/or

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                                                                          - 11 -

         MC GmbH and this Agreement as the Security Trustee considers appropriate to any actual or proposed direct or indirect successor or to any person to whom information may be required to be disclosed by any applicable law. The Pledgor hereby agrees to any person or entity replacing the Security Trustee as Security Trustee, subject to the terms of the Intercreditor Deed.

11.3. Should one or several of the provisions of this Agreement be invalid or unenforceable, this shall not affect the validity and enforceability of the other provisions hereof. In such case, the parties will use their best efforts to replace the invalid or unenforceable provision or provisions by valid ones reflecting the meaning and intentions of this Agreement as closely as possible. The parties shall proceed in the same manner if a loophole is discovered.

11.4. The parties hereto each acknowledge that the Security Trustee, when acting hereunder, shall be acting in accordance with and subject to the terms of the Intercreditor Deed.

11.5. Notwithstanding any provision to the contrary contained herein, the parties agree that this Agreement is subject in all respects to the terms of the Intercreditor Deed and for the avoidance of doubt, in the event of any inconsistency, the provisions of the Intercreditor Deed shall prevail.

11.6. No modification or amendment of this Agreement shall be binding upon any party hereto unless such modification or amendment is made in accordance with the Intercreditor Deed. Any amendment shall be in writing and executed on behalf of the Pledgor by a duly authorized officer thereof.

11.7. No failure or delay by a party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

11.8. All communications to be made hereunder shall be made in accordance with the provisions of Clause 20 (Notices) of the Intercreditor Deed.

11.9.    This Agreement shall become effective on the Issue Date.

12.      GOVERNING LAW

         This Agreement shall be governed by, and construed in accordance with, the (domestic substantive) laws of Switzerland.

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13.      JURISDICTION

         Any and all disputes arising out of or in connection with this Agreement including but not limited to matters of validity, conclusion, binding effect, interpretation, construction, performance or non-performance and remedies shall be subject to the non-exclusive jurisdiction of the Commercial Court ("Handelsgericht") of the Canton of Zurich, Switzerland, venue being Zurich 1, subject to review as provided for by law. If there is no ordinary place of foreclosure in Switzerland according to the Federal Statute on Debt Collection and Bankruptcy (SchKG), the place of foreclosure ("Betreibungsort") shall be Zurich 1, which shall be the place of performance for obligations arising under this Agreement.

14 May 2003

Executed by:

MARCONI COMMUNICATIONS B.V., AS PLEDGOR

MARC NATER

Dr. Marc Nater with proxy

THE LAW DEBENTURE TRUST CORPORATION p.l.c., AS SECURITY TRUSTEE

MICHA BLATTMANN

Micha Blattmann with proxy

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                            NOTARIAL AUTHENTIFICATION

The undersigned Civil Law Notary of the Canton of Zug, Switzerland, Carole Fontannaz, Attorney-at-Law, Baarerstrasse 8, CH-6301 Zug, on request of the appearing persons:

1. Dr. Marc Nater, Attorney-at-Law, c/o WENGER PLATTNER, Goldbach-Center, Seestrasse 39, CH-8700 Kusnacht ZH,

         acting not in his own name, but for and on behalf of MARCONI COMMUNICATIONS B.V., on the basis of a power of attorney dated 1 May 2003, attached hereto as Annex A;

2.       Micha Blattmann, Attorney-at-Law, Bar & Karrer, Baarerstrasse 8,
         CH-6301 Zug,

         acting not in his own name, but for and on behalf of THE LAW DEBENTURE TRUST CORPORATION p.l.c. on the basis of a power of attorney dated 9 May 2003 which is attached hereto as Annex B;

HEREWITH CERTIFIES ("BEURKUNDET HIERMIT OFFENTLICH"):

The present public deed - including Annexes A and B - contains the declarations and representations of the appearing persons acting on behalf of the Parties to the Share Pledge Agreement. It has been signed in my presence by the appearing persons acting on behalf of the contracting Parties.

Zug, 14 May 2003                                          The Civil Law Notary:

                                                          CAROLE FONTANNAZ

                                                          (Signed and Sealed)

                                                          Carole Fontannaz

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                              OFFICIAL LEGALIZATION

The undersigned Civil Law Notary of the Canton of Zug, Micha Blattmann, Attorney-at-law, Baarerstrasse 8, 6301 Zug, Switzerland, herewith certifies this document to be a true copy of the Public Deed of the share pledge agreement between Marconi Communications B.V., Hoogoorddreef 9, 1101 BA, Amsterdam-Zuidoost, The Netherlands, and The Law Debenture Trust Corporation p.l.c., Fifth Floor, 100 Wood Street, London EC2V 7EX, UK, dated 14 May 2003 as presented to him.

Zug, 30 May 2003                                            The Civil Law Notary

                                                            MICHA BLATTMANN
                                                            (Signed and Sealed)

                                                            Micha Blattmann